UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Definitive Information Statement

Aftermaster, Inc.

(Name of Registrant As Specified In Charter)

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Aftermaster, Inc.
6671 W Sunset Blvd
Suite 1518
Hollywood, CA 90028

December __, 2019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of Aftermaster, Inc., a Delaware corporation (the “Company”), as of the close of business on December __, 2019 (the “Record Date”), in accordance with Rule 14c2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the General Corporation Law of the State of Delaware (the “DGCL”). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”).

The Written Consent approved the following action:

●
Increasing the number of authorized shares of the Company’s common stock up to 5,000,000,000 shares at any time in the future in the Board’s sole discretion (the “Authorized Share Increase”); and

●
At the Board’s discretion, effecting a reverse stock split of the Company’s issued and outstanding shares of common stock at a reverse stock split ratio the Board deems appropriate in its sole discretion at any ratio up to one-for-Thousand (1:1,000) as determined by the Board (the “Reverse Stock Split”) (the Authorized Share Increase and Reverse Stock Split collectively the “Corporate Actions”).

The Written Consent is the only shareholder approval required to effect the Corporate Actions under the DGCL, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Actions. Corporate Actions will not become effective until at least 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders. We expect to mail the accompanying Information Statement to the Shareholders on or about January __, 2020.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Larry Ryckman
Larry Ryckman
Chief Executive Officer

Aftermaster, Inc.
6671 W Sunset Blvd
Suite 1518
Hollywood, CA 90028
 ______________

INFORMATION STATEMENT
[Preliminary]
_____________

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY. INTRODUCTION

This Information Statement advises the shareholders of Aftermaster, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following corporate actions (collectively the “Corporate Actions”):

●
Increasing the number of authorized shares of the Company’s common stock up to 5,000,000,000 shares at any time in the future in the sole discretion of the Company’s Board of Directors (the “Board” and such authorized share increase the “Authorized Share Increase”); and

●
At the Board’s discretion, effecting reverse stock split of the Company’s issued and outstanding shares of common stock at a reverse stock split ratio the Board deems appropriate in its sole discretion at any ratio up to one-for-three-Thousand (1:1,000) as determined by the Board (the “Reverse Stock Split”).

On December 31, 2019 (the “Record Date”), our Board approved the Corporate Actions and submitted the same to the holders of our Series H Preferred Stock. On the same date, the holders of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholders”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Corporate Actions.

Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company. Under Delaware law, shareholders of the Company (the “Stockholders”) are not entitled to dissenters’ rights with respect to the Corporate Actions.

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about January__, 2020. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders, which hold a majority of the voting capital stock of the Company.

Common & Preferred Stock

As of December 31, 2019, there were 363,036,110 shares of Common Stock (with the holder of each share having one vote per share), 15,500 shares of Series A Preferred Stock (with the holder of each share having 0.03 votes per share), 2,585,000 shares of Series A-1 Preferred Stock (with the holder of each share having one vote per share), 3,500 shares of Series B Preferred Stock (with the holder of each share having 0.07 votes per share), 13,404 shares of Series C Preferred Stock (with the holder of each share having 0.01 votes per share), 130,000 shares of Series D Preferred Stock (with the holder of each share having no voting rights), 275,000 shares of Series E Preferred Stock (with the holder of each share having no voting rights), 2 shares of Series H Preferred Stock (with the holders of those shares having in the aggregate four times the number of votes of all other outstanding shares of capital stock of the Company), and 86,640 shares of Series P Preferred Stock (with the holder of each share having 0.01 votes per share). Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company or at least 809,351,282 votes (out of approximately 1,618,702,562 total votes comprised of 347,043,013common stock votes, 465 Series A Preferred Stock votes, 2,585,000 Series A-1 Preferred Stock votes, 245 Series B Preferred Stock Votes, approximately 134 Series C Preferred Stock votes, 1,294,962,050 Series H Preferred Stock votes and approximately 866 Series P Preferred Stock votes), were required to approve the Corporate Actions by written consent. The Majority Stockholders, who hold 2 shares of Series H Preferred Stock (which entitles the holders in the aggregate to approximately 80% of the total votes associated with the voting equity of the Company), have voted in favor of the Corporate Actions, thereby satisfying the requirement under Section 228 of the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholders, the number of shares of common stock and Series H Preferred Stock held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the Corporate Actions, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

	Number of	Number of	Number of	Number of Votes that	Percentage of the Voting Equity
Name of Majority Stockholder	Shares of Common Stock held	Shares of Series H Preferred Stock held	Votes held by such Stockholder	Voted in favor of the Actions	that Voted in favor of the Action (1)
Larry Ryckman	13,781,096	1	145,208,451	158,989,547	43.80%
Mark Depew	7,478,831	1	145,208,451	152,687,282	42.06%
Total	21,259,927	2	290,416,902	311,676,829	85.86%

(1)
Based on 363,036,110 shares of common stock, 15,500 shares of Series A Preferred Stock, 2,585,000 shares of Series A-1 Preferred Stock, 3,500 shares of Series B Preferred Stock, 13,404 shares of Series C Preferred Stock, 130,000 shares of Series D Preferred Stock, 275,000 shares of Series E Preferred Stock, 2 shares of Series H Preferred Stock, and 86,640 shares of Series P Preferred Stock considered issued and outstanding as of December 31, 2019.

ACTIONS TO BE TAKEN

The Corporate Actions will become effective on the date that we file Certificate(s) of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment(s)”), with the State of Delaware effecting the Corporate Actions. We intend to file Amendment(s) with the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

AUTHORIZED SHARE INCREASE

The Board of Directors and the Majority Stockholders of the Company have approved the filing of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock up to 5,000,000,000 shares at any time in the future in the Board’s sole discretion (the “Authorized Share Increase”). The Board of Directors believes these authorized share increases are necessary and advisable in order to maintain the Company’s financing and capital-raising ability.

The purpose of the increases in the Company’s authorized common stock is to increase the number of shares of the Company’s common stock available for issuance to investors who provide the Company with funding required to continue operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which the Company’s Board of Directors may determine are in the best interests of the Company.

The increases in authorized common stock will not have any immediate effect on the rights of existing stockholders but will have a dilutive effect on the Company’s existing stockholders when additional shares are issued. This increases in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of Company common stock would likely have the effect of diluting the earnings per share and book value per share of the Company’s outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Authorized Share Increase be used as a type of antitakeover device. Any additional common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Any additional common stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of common stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations. The Board will determine the ratio of any Reverse Stock Split based on the market conditions at the time it is implemented.

REVERSE STOCK SPLIT

The Board has approved a reverse stock split of all the outstanding shares of the Company’s common stock at an exchange ratio determined by the Board and up to 1 post-split share for 1,000 pre-split shares (1:1,000) at the Board’s discretion (the “Reverse Stock Split”), and an amendment to the Company’s Articles of Incorporation to effect such Reverse Stock Split. As part of the Reverse Stock Split, the Board will not reduce its authorized common or preferred stock. As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Reverse Stock Split.

The Board will have discretion to select any exchange ratio up to 1 for 1,000 when effecting the Reverse Stock Split. Assuming the Board elects to complete either a 1:30 or a 1:1,000 reverse stock split, (i) the number of shares of common stock issued and outstanding immediately prior thereto will be reduced from approximately 363,036,110 shares (assuming this number of shares outstanding as of December 27, 2019, are outstanding immediately prior thereto) to approximately 12,101,204 shares of common stock (1:30 reverse stock split ratio) or 363,036 shares of common stock (1:1,000 reverse stock split ratio), and (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants, if any, to buy common stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal. Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each shareholder will beneficially hold the same percentage of common stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split.

As part of the Reverse Stock Split, the number of authorized shares of common stock will not be reduced. The Reverse Stock Split will have the result of creating newly authorized shares of common stock. This increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of common stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional common stock when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Any additional common stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of common stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The following table summarizes the effects of the Reverse Stock Split upon the Company’s outstanding common stock, assuming that (i) there are 363,036,110 shares of common stock outstanding immediately prior to the Reverse Stock Split, (ii) that the Board chooses a reverse stock split ratio of 1:30, 1:500, or 1:1,000, and (iii) our authorized common stock is not reduced.

Reverse Stock Split Ratio	Type of Stock		Number of Shares
No Split	Common Stock	Authorized	1,000,000,000
		Issued and Outstanding	363,036,110
		Authorized but Unissued	636,963,890
1:30	Common Stock	Authorized	1,000,000,000
		Issued and Outstanding	12,101,204
		Authorized but Unissued	987,898,796
1:500	Common Stock	Authorized	1,000,000,000
		Issued and Outstanding	726,072
		Authorized but Unissued	999,273,928
1:1,000	Common Stock	Authorized	1,000,000,000
		Issued and Outstanding	363,036
		Authorized but Unissued	999,636,964

Reasons for the Reverse Stock Split

The conversion of debt into common shares of the Company pursuant to convertible ratcheting promissory notes owing by the Company, has substantially increased the number of outstanding shares of the Company and resulted in the Company’s common stock trading at a share price under $0.01/share. Aside from impairing shareholder value, the current share price greatly affects the Company’s ability to raise capital on favorable terms. In addition, on December 5, 2019, the Company was notified by OTC Markets Group, Inc., who operates the OTC Link alternative trading system with its OTC QB and QX trading platforms, that the Company’s share price is lower than their minimum qualifying price of $0.01/share. If the price deficiency is not cured by March 4, 2020, the Company will no longer be eligible for quotation on the OTC QB trading platform and thereafter will trade on the OTC Pink Sheets until it requalifies.

The Company believes that the increased market price of the common stock expected as a result of implementing a Reverse Stock Split will allow the Company’s common stock to continue to be quoted on the OTC QB platform and should improve the marketability and liquidity of the common stock by encouraging interest and trading in the common stock. Because of the trading volatility often associated with low-priced stocks, all brokerage houses and institutional investors now have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The vast majority of brokerage firms now also prohibit clients from depositing share certificates of micro-cap companies which has caused frustration for our shareholders and affected our ability to raise capital on favorable terms. These policy changes have had a dramatic effect on the Company and its shareholders. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the common stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board confirms this transaction will not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Based upon the foregoing factors, the Board has determined that the Reverse Stock Split is in the best interests of the Company and its shareholders.

Effects of the Reverse Stock Split

Upon the effectiveness of the Reverse Stock Split, each common shareholder will beneficially own a reduced number of shares of common stock. The Reverse Stock Split will affect all of the Company’s common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in any of the shareholders owning a fractional share as described herein. The number of shareholders of record will also not be affected by the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and preferred stock as of December 31, 2019, of (i) each person known to us to beneficially own more than 5% of any class of our securities, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of December 31, 2019, there were a total of 363,036,110 shares of common stock considered issued and outstanding, 15,500 shares of Series A Preferred Stock, 2,585,000 shares of Series A-1 Preferred Stock, 3,500 shares of Series B Preferred Stock, 13,404 shares of Series C Preferred Stock, 130,000 shares of Series D Preferred Stock, 275,000 shares of Series E Preferred Stock, 2 shares of Series H Preferred Stock, and 86,640 shares of Series P Preferred Stock and each share of Series H Preferred Stock has the equivalent of four times the number of votes of all outstanding shares of capital stock of the Company. The column titled “Percent of Class” shows the percentage of the class of voting stock beneficially owned by each identified party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of December 31, 2019, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table below has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below, unless otherwise specified is in care of the Company at 6671 W Sunset Blvd, Suite 1518, Hollywood, California, 90028.

Title of Class	Beneficial Owner	Number of Shares	Percent of Class (1)
Common	Mirella Chavez	12,022,549	3%
	6323 W Desert Hills Dr.
	Glendale, AZ 85304

Common	Lawrence G. Ryckman	13,781,096	3.80%
	20202 Pacific Coast Highway, #5
	Malibu, California 90265

Common	Arnold S. Weintraub	3,594,675	0.99%
	24901 Northwestern Hwy, #311
	Southfield, MI 48075

Common	Mark Depew	7,478,831	2.06%
	1325 Deerbrooke Trail
	Cheyenne, WY 82009

	Officers and Directors as a Group	36,877,151

Series H Preference Stock	Lawrence G. Ryckman	1	40.00%
	20202 Pacific Coast Highway, #5
	Malibu, California 90265

Series H Preference Stock	Mark Depew	1	40.00%
	1325 Deerbrooke Trail
	Cheyenne, WY 82009

	Officers and Directors as a Group	2

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10K and 10Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)
Annual Report on Form 10K for the fiscal year ended June 30, 2019.

(2)
Annual Report on Form 10K for the fiscal year ended June 30, 2018. and

(3)
Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019.

You may request a copy of these filings, at no cost, by writing Aftermaster, Inc., 6671 W Sunset Blvd., Suite 1518, Hollywood, California, 90028, or telephoning the Company at (310) 657-4886. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Aftermaster, Inc., 6671 W Sunset Blvd., Suite 1518, Hollywood, California, 90028, or telephoning the Company at (310) 657-4886.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of common stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Larry Ryckman
Larry Ryckman
Chief Executive Officer & Director

Dated: December 31, 2019